Exhibit 99.6

June 1, 2005

Board of Directors
Nutra Pharma Corporation

Members of the Board:

Please allow this letter to serve as my resignation as Chairman of the Board of Directors of Nutra Pharma Corporation. Pursuant to the Board Resolution dated today and the contractual obligations therein, I will be stepping down as Chairman as Michael Doherty is named to that position.

I will be retaining a seat on the Board as well as my Executive positions as the Company’s President and Chief Executive Officer.

Sincerely,

/s/ Rik J. Deitsch

Rik J. Deitsch